Amendment to Fund Participation Agreement
This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Principal Life Insurance Company (“PLIC”) and Principal National Life Insurance Company (“PNL”), (PLIC and PNL, collectively, the “Company”), is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of April 26, 2021, as amended, and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.Exhibits A and B shall be deleted in their entirety and replaced with Exhibits A and B attached hereto.
2.Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
3.All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
4.This Amendment may be executed in counterparts, each of which shall be deemed to be an original.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance                Lincoln Financial Investments
Products Trust                        Corporation

By: /s/ Benjamin Richer                By: /s/ Benjamin Richer
Name: Benjamin Richer                Name: Benjamin Richer
Title: SVP, Head of Funds Management        Title: SVP, Head of Funds Management
Date: 4/12/2024                    Date: 4/12/2024

Lincoln Financial Distributors, Inc.        Principal National Life Insurance
Company
By: /s/ Thomas O'Neill            By: /s/ Todd A. Jones
Name: Thomas O'Neill            Name:    Todd A. Jones
Title: SVP                    Title: Assistant Director Product Management
Date: 4/12/2024                Date: 03/14/2024

Principal Life Insurance Company
By: /s/ Todd A. Jones
Name:    Todd A. Jones
Title: Assistant Director Product Management
Date: 03/14/2024

Exhibit A

Funds
Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP American Century Balanced Fund
LVIP American Century Capital Appreciation Fund
LVIP American Century Disciplined Core Value Fund
LVIP American Century Inflation Protection Fund
LVIP American Century International Fund
LVIP American Century Large Company Value Fund
LVIP American Century Mid Cap Value Fund
LVIP American Century Ultra Fund
LVIP American Century Value Fund
LVIP BlackRock Advantage Allocation Fund
LVIP Delaware Diversified Income Fund
LVIP Delaware High Yield Fund
LVIP Delaware Limited-Term Diversified Income Fund
LVIP Delaware REIT Fund
LVIP Delaware SMID Cap Core Fund
LVIP Delaware U.S. Growth Fund
LVIP Delaware Value Fund
LVIP JPMorgan U.S. Equity Fund
LVIP JP Morgan Small Cap Core Fund
LVIP JPMorgan Mid Cap Value Fund
LVIP JPMorgan Core Bond Fund